UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2020

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

965 Atlantic Avenue

Suite 101

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Based on a strategic review of its operations, giving consideration to the status of its product development programs, human resources, capital needs and resources, and current conditions in the capital markets, AgeX’s board of directors and management have made certain adjustments to AgeX’s operating plans and budgets to reduce its projected cash expenditures to extend the period over which AgeX can continue its operations with its available cash resources.

AgeX has pursued a dual business strategy to diversify risk and maximize opportunities. AgeX’s licensing and collaboration strategy is based on its two primary technology platforms, UniverCyte™ immunotolerance technology, and PureStem™ cell derivation and manufacturing technology. Since the launch of its licensing and collaboration strategy in January 2020, AgeX delivered a research collaboration in Japan focused on developing universally transplantable cells for therapeutic use based on UniverCyte™, and entered into a neural stem cell therapy research collaboration for neurological disorders utilizing PureStem™ at a California state university. AgeX has also pursued its in-house product development strategy focused primarily on two cell therapy products, VASC1 for tissue ischemia, and BAT1 for metabolic disorders such as type II diabetes. AgeX also plans development of iTR (induced tissue regeneration) technology.

On April 24, 2020, AgeX’s Board of Directors determined to initiate employee lay-offs designed to balance those objectives with its current cash resources, optimization of human resources, and conditions in the capital markets resulting from the COVID-19 pandemic. The reduction in staffing is anticipated to affect 12 employees, primarily research and development personnel, and is expected to be completed on or around May 1, 2020. AgeX expects to pay approximately $105,000 in accrued payroll and unused paid time off and other benefits and expects to recognize approximately $194,800 in restructuring charges in connection with the reduction in staffing, consisting of contractual severance and other employee termination benefits, substantially all of which are expected to be settled in cash.

These budgetary and personnel adjustments will result in the deferral of in-house work on the development of AgeX therapy product candidates and its iTR technology, and may also lead to outsourcing of some of that work, until further funding, whether by financing or research grants, can be obtained to rebuild a research and development staff for one or more of those programs. Development of AgeX’s iTR technology may be done at AgeX’s subsidiary Reverse Bioengineering, Inc. subject to successful financing of the subsidiary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: April 30, 2020	By:	/s/ Russell Skibsted
Chief Financial Officer

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